SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

BIO-TECHNE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
614 McKinley Place NE Minneapolis, MN 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

A quorum was present at the Annual Meeting with 35,099,608 shares represented personally or by proxy, which represents approximately 89.5% of the outstanding shares of the Company's common stock. The voting results at the Annual Meeting were as set forth below.

Proposal No. 1 – The shareholders voted to set the number of directors at nine:

For	Against	Abstain	Broker Non-Vote
33,674,275	191,916	6,383	1,227,034

Proposal No. 2 – The shareholders elected each of the nominees to the Board of Directors:

	For	Against	Abstain	Broker Non-Vote
Charles R. Kummeth	33,372,599	488,517	11,458	1,227,034
Robert V. Baumgartner	30,404,316	3,456,398	11,860	1,227,034
Randolph C. Steer	31,477,217	2,382,993	12,364	1,227,034
John L. Higgins	31,717,668	2,142,884	12,022	1,227,034
Roeland Nusse	33,295,791	564,852	11,931	1,227,034
Julie L. Bushman	33,477,435	384,296	10,843	1,227,034
Joseph D. Keegan	33,223,603	637,481	11,490	1,227,034
Alpna Seth	32,533,729	1,327,213	11,632	1,277,034
Rupert Vessey	33,222,951	637,493	12,130	1,227,034

Each nominee was elected by a majority voting standard defined in the Amended and Restated Articles of Incorporation.

Proposal No. 3 – The shareholders adopted a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement:

For	Against	Abstain	Broker Non-Vote
18,728,833	15,113,930	29,811	1,227,034

Proposal No. 4 – The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

For	Against	Abstain	Broker Non-Vote
34,401,952	689,962	7,694	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2021
BIO-TECHNE CORPORATION

By:	/s/ Brenda S. Furlow
Brenda S. Furlow
Executive Vice President, General Counsel and Secretary